As filed with the Securities and Exchange Commission on March 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Inozyme Pharma, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-4024528
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

321 Summer Street Suite 400 Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

2020 Stock Incentive Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Axel Bolte

President and Chief Executive Officer

321 Summer Street

Suite 400

Boston, Massachusetts 02210

(Name and Address of Agent For Service)

(857) 330-4340

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to the 2020 Stock Incentive Plan of Inozyme Pharma, Inc. (the “Registrant”) and the 2020 Employee Stock Purchase Plan of the Registrant, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2020 Stock Incentive Plan and the 2020 Employee Stock Purchase Plan has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No.  333-240146, filed with the Securities and Exchange Commission on July 28, 2020 by the Registrant, relating to the Registrant’s Amended and Restated 2017 Equity Incentive Plan, as amended, 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan and (ii) the Registration Statement on Form S-8, File No. 333-254685, filed with the Securities and Exchange Commission on March 25, 2021 by the Registrant, relating to the Registrant’s 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan and, in each case, except for Item 8, Exhibits.

Item 8.	Exhibits

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39397) filed with the Securities and Exchange Commission on July 28, 2020)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39397) filed with the Securities and Exchange Commission on July 28, 2020)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages of this registration statement)

99.1	2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239648) filed with the Securities and Exchange Commission on July 20, 2020)

99.2	2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239648) filed with the Securities and Exchange Commission on July 20, 2020)

107*	Calculation of Filing Fee Tables

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 15th day of March, 2022.

INOZYME PHARMA, INC.

By:	/s/ Axel Bolte
Axel Bolte
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Inozyme Pharma, Inc., hereby severally constitute and appoint Axel Bolte, Henric Bjarke and Stephen DiPalma, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Inozyme Pharma, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Axel Bolte Axel Bolte	President and Chief Executive Officer, Director (Principal Executive Officer)	March 15, 2022

/s/ Stephen DiPalma Stephen DiPalma	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2022

/s/ Douglas Treco Douglas Treco	Chairman	March 15, 2022

/s/ Sarah Bhagat Sarah Bhagat	Director	March 15, 2022

/s/ Reinaldo Diaz Reinaldo Diaz	Director	March 15, 2022

/s/ Martin Edwards Martin Edwards	Director	March 15, 2022

/s/ Robert Hopfner Robert Hopfner	Director	March 15, 2022

/s/ Edward Mathers Edward Mathers	Director	March 15, 2022

/s/ Lynne Sullivan Lynne Sullivan	Director	March 15, 2022